FIRST FEDERAL BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 2002)






















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                               First Federal Bank
                     Supplemental Executive Retirement Plan

                                Table of Contents



Article I       -   Introduction...............................................1

Article II      -   Definitions................................................1

Article III     -   Participation..............................................4

Article IV      -   Benefits...................................................4

Article V       -   Accounts...................................................7

Article VI      -   Supplemental Benefit Payments..............................8

Article VII     -   Claims Procedures..........................................9

Article VIII    -   Amendment and Termination.................................10

Article IX      -   General Provisions........................................11



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                                    Article I
                                  Introduction

         Section  1.01 Purpose, Design and Intent.

         (a) The purpose of the First Federal Bank Supplemental Executive Retirement Plan (the "Plan") is to assist First Federal Bank (the "Bank") and its Affiliates (as defined in Section 2.01(a) of the Plan), in retaining the services of key employees until their retirement, to induce such employees to use their best efforts to enhance the business of the Bank and its Affiliates, and to provide certain supplemental retirement benefits to such employees.

         (b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is designed, in large part, to provide certain key employees with retirement benefits that would have been payable under the various tax-qualified retirement plans sponsored by the Bank and/or its Affiliates but for the limitations placed on the benefits and contributions under such plans by the provisions of the Internal Revenue Code of 1986, as amended.

         (c) This Plan constitutes an amendment, restatement, and consolidation of two existing plan documents known as the First Federal Bank Supplemental Executive Retirement Plan and the First Federal Bank Management Supplemental Executive Retirement Plan. The Effective Date of this Plan, as amended and restated, is January 1, 2002.


                                   Article II
                                   Definitions

         Section 2.01 Definitions. In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

         (a) "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.


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         (b)      "Applicable Limitations" means any of the following:

                  (i) the maximum limitations on annual additions to a tax-qualified defined contribution plan under Section 415(c) of the Code;

                  (ii) the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under tax-qualified plans;

                  (iii) the maximum limitation on employee elective deferrals as a result of the application of the discrimination standards under Section 401(k) of the Code; and.

                  (iv) the maximum limitation on matching contributions as a result of the application of the nondiscrimination test under Section 401(m) of the Code.

         (c)      "Bank" means First Federal Bank, and its successors.

         (d) "Savings Plan" means the First Federal Bank Employees' Savings and Profitsharing Plan, as amended from time to time.

         (e)      "Board of Directors" means the Board of Directors of the Bank.

         (f)      "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

         (h)      "Common Stock" means the common stock of the Bank.

         (i) "Company" means Northeast Pennsylvania Financial Corp., and its successors.

         (j) "Eligible Individual" means any Employee of the Bank or an Affiliate who participates in the ESOP, or the Savings Plan, as the case may be, and whom the Board of Directors determines is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201 and 301 of ERISA.

         (k) "Employee" means any person employed by the Bank or an Affiliate.

         (l) "Employer" means the Bank or its Affiliate that employs the Employee.

         (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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         (n)      "ESOP" means the First Federal Bank Employee Stock Ownership
                  Plan, as amended from time to time.

         (o) "ESOP Acquisition Loan" means a loan or other extension of credit incurred by the trustee of the ESOP in connection with the purchase of Common Stock on behalf of the ESOP.

         (p) "ESOP Restoration Benefit" means the benefit credited to a Participant's ESOP Restoration Benefit Account pursuant to
                  Section 4.02 of the Plan.

         (q) "ESOP Restoration Benefit Account" means the account established by an Employer, pursuant to Section 5.02 of the Plan, with respect to a Participant's ESOP Restoration Benefit.

         (r) "ESOP Valuation Date" means any day as of which the investment experience of the trust fund of the ESOP is determined and individuals' accounts under the ESOP are adjusted accordingly.

         (s)      "Effective Date" means January 1, 2002.

         (t) "Participant" means an Eligible Individual who is entitled to benefits under the Plan.

         (u) "Plan" means this First Federal Bank Supplemental Executive Retirement Plan.

         (v) "Retirement" means, except as provided for in Sections 4.02(c) and 4.03(c) of the Plan, termination of employment at any time following the satisfaction the requirements for early or normal retirement under either the ESOP, or the Savings Plan, as appropriate.

         (w) "Supplemental ESOP Account" means an account established by an Employer, pursuant to Section 5.01 of the Plan, with respect to a Participant's Supplemental ESOP Benefit.

         (x) "Supplemental ESOP Benefit" means the benefit credited to a Participant's Supplemental ESOP Account pursuant to Section
                  4.01 of the Plan.

         (y) "Supplemental Savings Account" means an account established by an Employer, pursuant to Section 5.05 of the Plan, with respect to a Participant's Supplemental Savings Benefit.

         (z) "Supplemental Savings Benefit" means the benefit credited to a Participant's Supplemental Savings Account pursuant to Section
                  4.05 of the Plan.



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                                   Article III
                                  Participation

         Section  3.01 Participation.

         (a) An Eligible Individual shall become a Participant in the Plan upon designation as such by the Board of Directors. An Eligible Individual whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Individual's date of participation at the same time it designates the Eligible Individual as a Participant in the Plan.

         (b) The Board of Directors may designate an Eligible Individual as a Participant with respect to any or all supplemental benefits provided for under Article IV of the Plan.


                                   Article IV
                                    Benefits

         Section  4.01 Supplemental ESOP Benefit.

         As of the last day of each plan year of the ESOP, the Employer shall credit a Participant's Supplemental ESOP Account with a Supplemental ESOP Benefit equal to the excess of (a) over (b), where:

         (a) equals the annual contributions made by the Employer and/or the number of shares of Common Stock released for allocation in connection with the repayment of an ESOP Acquisition Loan, together with any forfeitures, earnings or dividends, that would otherwise be allocated to the accounts of the Participant under the ESOP for the applicable plan year if the provisions of the ESOP were administered without regard to any of the Applicable Limitations; and

         (b) equals the annual contributions made by the Employer and/or the number of shares of common stock released for allocation in connection with the repayment of an ESOP Acquisition Loan, together with any forfeitures, earnings or dividends, that are actually allocated to the accounts of the Participant under the ESOP for that particular plan year after giving effect to any reduction of such benefits required by, or as the result of, the limitations imposed by any of the Applicable Limitations.


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         Section  4.02 ESOP Restoration Benefit.

         (a) Upon a Participant's Retirement from the Employer, the Employer shall credit to the Participant's ESOP Restoration Account, an ESOP Restoration Benefit equal to (i) less (ii), the result of which is multiplied by (iii), where:

                  (i) equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds or other medium related to such ESOP Acquisition Loans) that would have been allocated or credited for the benefit of the Participant under the ESOP and/or
                           Section 4.01 of this Plan, as the case may be, had the Participant continued in the employ of the Employer through the first ESOP Valuation Date following the last scheduled payment of principal and interest on all ESOP Acquisition Loans outstanding at the time of the Participant's Retirement; and

                  (ii) equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) and allocated for the benefit of the Participant under the ESOP and/or Section 4.01 of this Plan, as the case may be, as of the first ESOP Valuation Date following the Participant's Retirement; and

                  (iii) equals the higher of the closing price of the Common Stock as of:

                           (A) The first ESOP Valuation Date following the Participant's Retirement, or

                           (B) The last day of the Participant's employment with the Employer.

         (b) For purposes of clause (i) of subsection (a) of this Section 4.02, the total number of shares of Common Stock that would have been allocated or credited for the benefit of the Participant shall be determined by multiplying the sum of (i) and (ii) by (iii), where:

                  (i) equals the average of the total shares of Common Stock acquired with the proceeds of an ESOP Acquisition Loan and allocated for the benefit of the Participant under the ESOP as of three most recent ESOP Valuation Dates preceding the Participant's Retirement (or lesser number if the Participant has not participated in the ESOP for three full years);

                  (ii) equals the average number of shares of Common Stock credited to the Participant's Supplemental ESOP Account for the three most recent plan years of the ESOP (such that the three recent plan years coincide with the three most recent ESOP Valuation Dates referred to in (b)(i) above); and


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                  (iii)    equals the total number of originally scheduled
                           payments on the ESOP Acquisition Loans as of the Participant's Retirement.

         (c)      In the event of a Change in Control:

                  (i) a Participant's Retirement shall be deemed to have occurred as of the effective date of the Change in Control, as determined by the Board of Directors, regardless of whether the Participant continues in the employ of the Employer following the Change in Control; provided, however, that if the Participant continues to benefit under the ESOP following the effective date of the Change in Control, his benefit determined under this Plan as of the effective date of the Change in Control shall be reduced by benefits allocated or credited to following (which relate to an Acquisition Loan) in a manner consistent with the provisions of Sections 4.02(a)(i) and (ii) of the Plan; and

                  (ii) the determination of fair market value of the Common Stock shall be made as the effective date of the Change in Control.

         Section  4.03 Supplemental Savings Benefit.

         A Participant's Supplemental Savings Benefit under the Plan shall be equal to the excess of (a) over (b), where:

         (a) equals the matching contributions that would otherwise be allocated to an account of the Participant under the Savings Plan for a particular year if the Participant were deferring the maximum amount permissible under the Savings Plan (either by operation or by the terms of the plan) and the provisions of the Savings Plan were administered without regard to any of the Applicable Limitations; and

         (b) equals the matching contributions made by the Employer that are actually allocated to an account of the Participant under the provisions of the Savings Plan for that particular year after giving effect to any reduction of such allocation required by any of the Applicable Limitations.

         The Employer shall credit the Participant's Supplemental Savings Benefit to a Supplemental Savings Benefit Account pursuant to Section 5.04 of the Plan.



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                                    Article V
                                    Accounts

         Section  5.01 Supplemental ESOP Benefit Account.

         For each Participant who is credited with a benefit pursuant to Section
4.01 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental ESOP Account. Each year, the Committee shall credit to the Participant's Supplemental ESOP Account the amount of benefits determined under
Section 4.01 of the Plan for that year. The Employer shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Applicable Limitations. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash and other (non-stock) contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the investment rate of return provided to the Participant's non-stock accounts under the ESOP.

         Section  5.02 Employee Stock Ownership Plan Restoration Account.

         The Employer shall establish, as a memorandum account on its books, an ESOP Restoration Benefit Account. Upon a Participant's Retirement or in the event of a Change in Control, the Committee shall credit to the Participant's ESOP Restoration Benefit Account the amount of benefits determined under Section
4.02 of the Plan. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Participant's Retirement or the occurrence of the Change in Control. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash and other (non-stock) contributions credited to a Participant's ESOP Restoration Benefit Account shall be credited annually with interest at a rate equal to the investment rate of return provided to the Participant's non-stock accounts under the ESOP.

         Section  5.03 Supplemental Savings Account.

         For each Participant who is credited with a benefit pursuant to Section
4.03 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental Savings Account. Each year the Employer will credit to the Participant's Supplemental Savings Account the amount of benefits determined under Section 4.03 of the Plan. Contributions credited to a Participant's Supplemental Savings Account shall be credited monthly with interest at a rate equal to the investment rate of return provided to the Participant's matching contribution account under the Basic Savings Plan.




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                                   Article VI
                          Supplemental Benefit Payments

         Section  6.01 Payment of Supplemental ESOP Benefit.

                  (a) A Participant's Supplemental ESOP Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

                  (b) A Participant shall have a non-forfeitable right to the Supplemental ESOP Benefit credited to him under this Plan in the same percentage as he has to benefits allocated to him under the ESOP at the time the benefits become distributable to him under the ESOP.

         Section 6.02 Payment of Employee Stock Ownership Plan Restoration Benefit.

                  (a) A Participant's ESOP Restoration Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

                  (b) A Participant shall always have a fully non-forfeitable right to the ESOP Restoration Benefit credited to him under this Plan.

         Section  6.03 Payment of Supplemental Savings Benefit.

                  (a) A Participant's Supplemental Savings Benefit shall be paid to the Participant or, in the event of the Participant's death, to his beneficiary, in the same form, and at the same time as his benefits are paid under the Savings Plan.

                  (b) A Participant shall have a non-forfeitable right to his Supplemental Savings Benefit under this Plan in the same percentage as he has to his benefits under the Savings Plan at the time the benefits become distributable to him under the Savings Plan.

         Section  6.04 Alternative Payment of Benefits

         Notwithstanding the other provisions of this Article VI, a Participant may, with prior written consent of the Committee and upon such terms and conditions as the Committee may impose, request that the Supplemental ESOP Benefit and/or the ESOP Restoration Benefit and/or the Supplemental Savings Benefit to which he is entitled, be paid commencing at a different time, over a different period, in a different form, or to different persons, than the benefit to which he or his beneficiary may be entitled under the ESOP, or the Savings Plan, as the case may be.


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         Section  6.05 Hardships

         Notwithstanding the foregoing, the Committee may, at its sole discretion, allow for the early payment of a Participant's Supplemental ESOP Benefit and/or Supplemental Savings Account in the event of an "unforeseeable emergency" or in the event of the death or disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and any applicable regulations.


                                   Article VII
                                Claims Procedures

         Section  7.01 Claims Reviewer.

         For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.

         Section  7.02 Claims Procedure.

                  (a) An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this
                           Section 7.02.

                  (b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

                  (c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.


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                  (d)      Should the claim be denied in whole or in part and
                           should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

                  (e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.


                                  Article VIII
                            Amendment and Termination

         Section  8.01 Amendment of the Plan.

         The Company may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such amendment without the consent of the Participant or beneficiary. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

         Section  8.02 Termination of the Plan.

         The Company may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such termination without the consent of the Participant or beneficiary. Any amounts credited to the supplemental accounts of any Participant shall remain subject to the provisions of the Plan and no distribution of benefits shall be accelerated because of termination of the Plan.


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                                   Article IX
                               General Provisions

         Section  9.01 Unfunded, Unsecured Promise to Make Payments in the
                  Future.

         The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company or its Affiliates and neither a Participant nor his designated beneficiary or beneficiaries shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Company or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plans constitute a mere promise by the Company or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         Section  9.02 Committee as Plan Administrator.

                  (a) The Plan shall be administered by the Committee designated by the Board of Directors.

                  (b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan. The interpretations, determination, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

         Section  9.03 Expenses.

         Expenses of administration of the Plan shall be paid by the Company or an Affiliate.

         Section  9.04 Statements.

         The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.


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         Section  9.05 Rights of Participants and Beneficiaries.

                  (a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

                  (b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company or an Affiliate will be sufficient to pay any benefit hereunder.

                  (c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Company or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Company or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

         Section  9.06 Incompetent Individuals.

         The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Company or an Affiliate and the Plan for such Participant or beneficiary.

         Section 9.07 Sale, Merger, or Consolidation of the Employer.

         The Plan shall be continued after a sale of assets of the Company or the Bank or a merger or consolidation of the Company or the Bank into or with another corporation or entity until all benefits have been paid pursuant to the Plan. Additionally, upon a merger, consolidation or other Change in Control any amounts credited to Participant's accounts under the Plan shall be placed in a grantor trust to the extent not already in such a trust. Any legal fees incurred by a Participant in determining benefits to which he is entitled under the Plan following a sale, merger, consolidation or other Change in Control of the Company or the Bank shall be paid by the resulting or succeeding entity.


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         Section  9.08 Location of Participants.

         Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary or beneficiaries. The Company shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his beneficiary had died at the end of such three-year period.

         Section  9.09 Liability of the Bank and its Affiliates.

         Notwithstanding any provision herein to the contrary, neither the Bank nor any individual acting as an employee or agent of the Bank shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Bank or any such employee or agent of the Bank.

         Section  9.10 Governing Law.

         All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of Pennsylvania.

         First Federal Bank has adopted this SERP, to be executed by a designee of the Board and duly attested, on this the 18th day of December, 2001.


ATTEST:                                   FIRST FEDERAL BANK


/s/ Dee Dee Lazur                         /s/ E. Lee Beard
---------------------------               ------------------------------------
                                          For the Entire Board of Directors





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